77C: Submission of matters to a vote of security holders

At a special meeting of all shareholders of CMA Multi-State Municipal Bond Fund held on August 31, 2006, the results were as follows:

Connecticut

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

252,521,342

7,057,255

2,334,780

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

249,839,095

   10,340,109

1,734,173

Florida

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

207,941,783

5,375,292

1,746,976

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

206,550,581

   5,645,440

2,868,031

Michigan

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

153,677,289

6,884,074

4,069,872

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

153,851,828

   6,802,244

3,977,163

New Jersey

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

534,700,587

13,381,994

9,200,093

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

532,704,215

   14,811,239

9,767,220

North Carolina

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

109,221,968

2,591,555

2,566,150

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

109,268,014

   2,733,479

2,378,178

Ohio

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

164,712,658

7,655,357

3,705,747

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

164,298,795

   7,710,068

4,064,900

Pennsylvania

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

236,924,495

5,011,395

6,500,951

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

235,780,670

   6,318,060

6,338,111

At a special meeting of all shareholders of CMA Multi-State Municipal Bond Fund held on September 15, 2006, the results were as follows:

Arizona

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

85,429,471

2,449,319

7,795,000

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

83,880,940

   3,922,863

 7,869,988

California

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

1,142,166,078

64,447,337

35,475,542

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

1,143,110,309  64,274,117

34,704,531

Massachusetts

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

174,341,536

3,404,495

7,733,150

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

174,476,354

   3,378,208

7,624,620

New York

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

1,195,358,793

47,874,843

46,763,377

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Adviser and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

1,192,926,014  49,784,787

47,286,213